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                                                                  EXHIBIT (c)(3)

                                 LOAN AGREEMENT
                                 --------------


     LOAN AGREEMENT (this "Agreement"), dated as of November 20, 1997, between
                           ---------
INTERMEDIA COMMUNICATIONS INC., a Delaware corporation ("Buyer") and SHARED
                                                         -----
TECHNOLOGIES FAIRCHILD INC., a Delaware corporation (the "Company").
                                                          -------

                               R E C I T A L S :
                               - - - - - - - -


     The Company desires to redeem 200,000 shares of Series J Special Preferred Stock, par value $.01 per share (the "Special Preferred Stock") issued by the
                                      -----------------------
Company and owned by RHI Holdings, Inc. ("RHI"), and Buyer agrees to loan to the Company certain funds to facilitate such redemption, all upon the terms and subject to conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto hereby agree as follows:

     1.  REPRESENTATIONS AND WARRANTIES OF BUYER.
         ---------------------------------------

     Buyer hereby represents and warrants to the Company as follows:

     1.1  ORGANIZATION OF BUYER.  Buyer is a corporation duly organized, validly
          ---------------------
existing and in good standing under the laws of Delaware.

     1.2  AUTHORITY.  Buyer has all requisite power and authority to execute and
          ---------
deliver this Agreement and to carry out its obligations hereunder. Buyer has obtained all necessary corporate approvals for the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by the Company) constitutes Buyer's legal, valid and binding obligation, enforceable against it in accordance with its terms.

     2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
         ---------------------------------------------

     The Company hereby represents and warrants to Buyer as follows:

     2.1  ORGANIZATION OF THE COMPANY.  The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of Delaware.

     2.2  AUTHORITY.  The Company has all requisite power and authority to
          ---------
execute and deliver this Agreement and the
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Promissory Note (as defined below) and to carry out its obligations hereunder.
The Company has obtained all necessary corporate approvals for the execution and delivery of this Agreement and the Promissory Note and the performance of its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by Buyer) constitutes the Company's legal, valid and binding obligation, enforceable against it in accordance with its terms.

          3.  THE LOAN
              --------

     If the Company elects to redeem the Special Preferred Stock, Buyer shall lend to Company $21,918,000 in accordance with the terms of the Promissory Note attached hereto as Exhibit A (the "Promissory Note"), the Company shall borrow
                                   ---------------
such amount from Buyer and execute the Promissory Note and Buyer shall execute a Subordination Agreement in the form attached hereto as Exhibit B.

          4.  GENERAL
              -------

          4.1  EXPENSES.  All expenses of the preparation, execution and
               --------
consummation of this Agreement and of the transactions contemplated hereby including, without limitation, attorneys', accountants' and outside advisors' fees and disbursements, shall be borne by the party incurring such expense.

          4.2  ENTIRE AGREEMENT.  This Agreement contains the entire
               ----------------
understanding of the parties and supersede all prior agreements and understandings relating to the subject matter hereof and this Agreement shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

          4.3  ASSIGNMENT.  None of the parties hereto may assign its rights or
               ----------
delegate its obligations under this Agreement without the written consent of the other parties hereto. This Agreement and all of the provisions hereof shall be binding upon and inure only to the benefit of the parties hereto and their respective heirs, executors, personal representatives and successors.

          4.4  FURTHER ACTION.  Each of the parties hereto shall use all
               --------------
reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under applicable law to carry out the provisions of this Agreement and shall execute and deliver such documents and other papers as may be required to carry out the provisions of this Agreement.

          4.5  NOTICES.  All notices, requests, claims, demands and other
               -------
communications hereunder shall be in writing and shall

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be deemed given if delivered personally or by fax or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Buyer, a copy to:

               Intermedia Communications Inc.
               3625 Queen Palm Drive
               Tampa, Florida 33619
               Attention: Chief Financial Officer
               Telecopy: (813) 829-2470

          with a copy to:

               Kronish, Lieb, Weiner & Hellman LLP
               1114 Avenue of the Americas
               New York, NY 10036
               Attention:  Ralph J. Sutcliffe, Esq.
               Telecopy: (212) 479-6275

          if to the Company, a copy to:

               Shared Technologies, Inc.
               100 Great Meadow Road, Suite 104
               Wethersfield, CT  06109
               Telecopy No.: (860) 258-2455
               Attention: Kenneth M. Dorros, Esq.

          with a copy to:

               Cahill Gordon & Reindel
               80 Pine Street
               New York, NY  10005
               Telecopy No.: (212) 269-5420
               Attention: James J. Clark, Esq.

          4.6  SEVERABILITY.  If any term or other provision of this Agreement
               ------------
is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

          4.7  HEADINGS.  The headings of Sections and Subsections are for
               --------
reference only and shall not limit or control the meaning thereof.

          4.8  COUNTERPARTS.  This Agreement may be executed in multiple
               -------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.9  GOVERNING LAW.  THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT
               -------------
SHALL BE GOVERNED BY THE INTERNAL LAWS (AND NOT THE PRINCIPLES OF CONFLICT OF
LAWS) OF THE STATE OF DELAWARE.

          4.10 VENUE.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS
               -----
AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR OF THE UNITED STATES OF AMERICA RESIDING IN THE STATE OF DELAWARE AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPT FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SAID COURTS OR THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR (PROVIDED THAT PROCESS SHALL BE SERVED IN ANY MANNER REFERRED TO IN THE FOLLOWING SENTENCE) THAT SERVICE OF PROCESS UPON SUCH PARTY IS INEFFECTIVE. EACH PARTY AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AGREEMENT MAY BE MADE UPON IT IN ANY MANNER PERMITTED BY THE LAWS OF THE STATE OF DELAWARE OR THE FEDERAL LAWS OF THE UNITED STATES. SERVICE OF PROCESS IN ANY MANNER REFERRED TO IN THE PRECEDING SENTENCE SHALL BE DEEMED, IN EVERY RESPECT, EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY.

                            [SIGNATURE PAGE FOLLOWS]

   4.11         WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY WAIVES
                --------------------
TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY
                         CONNECTED WITH THIS AGREEMENT.

          IN WITNESS WHEREOF, and intending to be legally bound thereby, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date and year first above written.


                    INTERMEDIA COMMUNICATIONS INC.


                    By:  /s/ Robert M. Manning
                         ---------------------
                         Name:  Robert M. Manning
                         Title: Senior Vice President


                    SHARED TECHNOLOGIES FAIRCHILD INC.


                    By:  /s/ Anthony Autorino
                         --------------------
                         Name:  Anthony Autorino
                         Title: Chief Executive Officer

                                   EXHIBIT A
                                   ---------

                                PROMISSORY NOTE

$21,918,000.00                                  New York, New York
                                                             __________ __, 1997


              FOR VALUE RECEIVED, the undersigned, SHARED TECHNOLOGIES FAIRCHILD INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of INTERMEDIA COMMUNICATIONS INC., a Delaware corporation (the "Lender"), the principal sum of TWENTY ONE MILLION NINE HUNDRED EIGHTEEN THOUSAND DOLLARS AND NO CENTS ($21,918,000.00), together with interest thereon from the date hereof until the date such amounts are paid in accordance with the terms hereof at the rate set forth below.

          Payments of the principal amount hereof shall be made at the same time and on the same terms as payments of the liquidation preference were required to made under the terms of the Series J Special Preferred Stock, par value $.01 per share (the "Special Preferred Stock") issued by the Company. Interest on this Note shall accrue and be payable on the same terms as dividends were payable under the terms of the Special Preferred Stock. In no event shall the interest rate applicable at any time to this Note exceed the maximum rate permitted by law.

          The principal of and the interest on this Note shall be payable in lawful money of the United States of America at the offices of the Lender, at 3625 Queen Palm Drive, Tampa, Florida, 33619, or at such other location as the Lender may designate by written notice to the Company. Any payment which is required to be made on a day which is a legal holiday for banking institutions generally, at the place where payment is to be made, shall be made on the next succeeding day which is not a legal holiday without additional interest and with the same force and effect as if made on the date specified herein for such payment.

          To induce the Lender to make the loan evidenced by this Note, the Company represents and warrants to the Lender that (i) the Company is duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to make, deliver and perform this Note; (ii) the execution, delivery and performance by the Company of this Note have been duly authorized by all necessary corporate action and does not and will not violate or conflict with its charter or by-laws or any law, rule, regulation or order binding on the Company or any agreement or instrument to which the Company is a party or which may be binding on the Company; (iii) this Note has been fully executed by an authorized officer of the Company and constitutes a legal, valid, binding and enforceable obligation of the Company; and (iv) no authorization, consent, approval, license, exemption of or filing or registration with, any court or government or governmental agency is or will be necessary to the valid execution, delivery or performance by the Company of this Note.

          The Company agrees to pay all costs and expenses including reasonable attorneys' fees, incurred by Lender in investigating and enforcing any of Lender's rights and remedies hereunder, whether or not suit is instituted.

          The Company hereby waives presentment, notice of dishonor, protest and notice of protest, and any or all other notices or demands (other than demand for payment) in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this Note. The liability of the Company hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by Lender, including, but not limited to any extension of time, renewal, waiver or other modification. Any failure of Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The Lender may accept late payments, or partial payments, even though marked "payment in full" or containing words of similar import or other conditions, without waiving any of its rights. No amendment, modification or waiver of any provision of this Note or consent to any departure by the Company therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

          Any notice from the Lender to the Company shall be deemed given when delivered to the Company by hand or when deposited in the United States mail and addressed to the Company at the last address of the Company appearing on the Lender's records.

          This Note is non-negotiable and may not be pledged, sold, transferred or assigned by the Lender.

          This Note shall be governed by and construed in accordance with the laws of the State of Delaware applicable to instruments made and to be performed wholly within that state. If any provision of this Note is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provision hereof.

          EACH OF THE LENDER AND THE COMPANY AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN THE STATE OF DELAWARE. EACH OF THE LENDER AND THE COMPANY CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE LENDER AT ITS ADDRESS SET FORTH ABOVE, AND TO THE COMPANY AT ITS ADDRESS SET FORTH BELOW OR TO ANY OTHER ADDRESS AS MAY APPEAR IN THE LENDER'S RECORDS AS THE ADDRESS OF THE COMPANY.

          IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, EACH OF THE LENDER AND THE COMPANY WAIVES (I) TRIAL BY JURY, (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

          The Lender is authorized to fill in any blank spaces and to otherwise complete this Note and correct any patent errors herein.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its proper corporate officers thereunto duly authorized.

                        SHARED TECHNOLOGIES FAIRCHILD INC.

                        By: _____________________________
                            Name:
                            Title:

                        100 Great Meadow Road, Suite 104
                        Wethersfield, CT  06109